PROXY INSTRUCTIONS:

1. The shares represented by this Proxy will, on any ballot, be voted as the member may have specified by marking an "X" in the spaces provided for that purpose. If no choice is specified, the shares will be voted as if the member had specified an affirmative vote.

2. A member has the right to appoint a person other than the person designated in the Proxy to attend and act for him and on his behalf at the meeting. If the member does not wish to appoint either of the persons named in this Proxy, he should strike out their names and insert, in the blank space provided, the name of the person he wishes to act as his Proxy holder. Such other person need not be a member of the Company.

3. No matters other than those stated in the attached notice are presently known to be considered at the meeting, but, if such matters should arise, proxies will be voted in accordance with the instructions of the member voting by Proxy. IF THE MEMBER VOTES FOR THE TRANSACTING OF FURTHER BUSINESS, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDER NAMED.

4. This Proxy may not be valid unless it is dated and signed by the member or by his attorney duly authorized by him in writing, or, in the case of a corporation, is executed under its corporate seal or by an officer or officers or attorney for the corporation duly authorized. If this Proxy is executed by an attorney for an individual member or joint members or by an officer or officers or attorney of a corporate shareholder not under its corporate seal, the instrument so empowering the officer or officers or the attorney, as the case may be, or a notarial copy thereof, should accompany the Proxy.

5. The Proxy may not be used at the meeting or any adjournments thereof unless it is deposited at the office of Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, the Company's Registrar and Transfer Agent, at least 48 hours before the date of the meeting excluding Saturdays, Sundays and holidays. The chairman of the meeting has the discretion to accept proxies filed less than 48 hours before the date of the meeting.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

Voting by mail may be the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy.

Instead of mailing this proxy, you may choose one of the two voting methods outlined below to vote this proxy. Have this proxy in hand when you call.

To Vote Using the Telephone

(Within Canada and U.S.)

Call the toll free number listed BELOW from a

touch tone telephone. There is NO CHARGE

for this call.

You will need to provide your HOLDER ACCOUNT NUMBER and PROXY ACCESS NUMBER listed below.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

THANK YOU

This Form of Proxy is solicited by and on behalf of Managment

Appointment of Proxyholder

The undersigned member of AURIZON MINES LTD. (the "Company") hereby

Appoints DAVID P. HALL a Director of the Company or, failing him,

OR

IAN S. WALTON a Director of the Company

as Proxy holder for and on behalf of the undersigned to attend the Annual General Meeting of the members of the Company to be held on June 15, 2004 in the Boardroom of Computershare Trust Company of Canada, 3rd Floor, 510 Burrard Street, Vancouver, British Columbia, at the Hour of 2:00 P.M., Vancouver Time and at any adjournments thereof, to act for and on behalf of and to vote the shares of the undersigned and to cast the number of votes the undersigned would be entitled to cast if personally present with respect to the matters specified below.

Election of Directors

                                                                                                                     For            Against

1. To pass an Ordinary Resolution to fix the number of directors at nine (9):

            (       )          (       )

2. To elect the following person as a director of the Company for a term expiring at the third next following annual general meeting:

For

Withhold

BRIAN S. MOORHOUSE

For             Withhold

(       )          (       )

3. To elect the following persons as directors of the Company for a term

expiring at the next following annual general meeting:                                           For             Withhold

RICHARD FAUCHER

(       )          (       )

For              Withhold

ROBERT NORMAND

(       )          (       )

.Appointment of Auditors

4. To appoint PricewaterhouseCoopers LLP, Chartered

Accountants, as auditors of the Company for the ensuing year:

                               For             Withhold

                               (       )          (       )

5. To authorize the directors to fix the remuneration to be

For

Against

paid to the auditors:

(       )          (       )

Resolutions

6. To pass an Ordinary Resolution to approve the continuation of the

Company's Shareholder Rights Plan and its amendment and restatement,            For            Against

as set out in the Information Circular accompanying this proxy:

                                 (       )          (       )

7. To pass an Ordinary Resolution to ratify and approve the issuance by the Company of such number of securities as would result in the Company issuing or making issuable a number of Common Shares totalling up to

100% of the number of issued and outstanding Common Shares as at

April 30, 2004, as more particularly described in and subject to the                       For            Against

restrictions set out in the Information Circular accompanying this proxy

(       )          (       )

8. To pass an Ordinary Resolution approving a new Stock Option Plan,

as more particularly described in the Information Circular accompanying              For            Against

this proxy.

(       )          (       )

9. To transact such other business as may properly come before                       For            Against

the Meeting:

(       )          (       )

Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Signature(s)

Date - Day Month Year

MR SAM SAMPLE

Annual Reports

As a registered holder you will receive an annual

report. If you DO NOT want to receive an annual                                                        Mark this box if you DO NOT want to

report in future, please mark the box. If you do not                                                      recieve the Annual Report by mail.

_________

mark the box, you will continue to receive an

annual report.

C12456XX